Exhibit 10.29
AMENDMENT TO
AGREEMENT OF SALE AND PURCHASE
OF IMPROVED REAL PROPERTY
     THIS AMENDMENT made as of the 6th day of May, 2005 by and between EXECUTIVE TOWER ASSOCIATES, LIMITED PARTNERSHIP (a New Mexico limited partnership, hereinafter sometimes referred to as “Seller”), with a principal place of business at 330 Garfield Street, Santa Fe, New Mexico 87501 and ASSET CAPITAL CORPORATION, L.L.C. (a Delaware limited liability company, hereinafter referred to as the “Purchaser”), its successors and or assigns with a principal place of business at 7315 Wisconsin Avenue, Suite 205 East, Bethesda, Maryland 20814.
WITNESSETH:
     WHEREAS, Purchaser and Seller are parties to that certain Agreement of Purchase and Sale of Improved Real Property dated April 1, 2005, concerning certain property commonly known as Executive Tower, 2101 Executive Drive, Hampton, Virginia 23666, as more particularly described therein (the “Purchase Agreement”), and
     WHEREAS, Purchaser and Seller desire to amend the Purchase Agreement as hereinafter provided;
     NOW, THEREFORE, in consideration of the covenants, terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

1. Terms.
     Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to those terms in the Purchase Agreement.
2. Purchase and Sale.
     The Purchase Price for the Property is hereby modified to be FIFTEEN MILLION FOUR HUNDRED THOUSAND DOLLARS AND NO/100ths ($15,400,000). The Purchase Price shall be paid by the Purchaser as follows:
     (a) ONE HUNDRED THOUSAND AND NO/100ths DOLLARS ($100,000), the Initial Deposit, has been deposited by Purchaser with Escrow Agent.
     (b) TWO HUNDRED THOUSAND AND NO/100ths DOLLARS ($200,000) in good funds, certified or cashier’s check (the “First Additional Deposit”), shall be deposited by Purchaser with Escrow Agent as an additional deposit to be held in escrow by Escrow Agent pursuant to the provisions of Paragraph 3(d) of the Agreement and as otherwise provided herein on or before Tuesday, May 10, 2005. ONE HUNDRED THOUSAND AND NO/100ths DOLLARS ($100,000) in good funds, certified or cashier’s check (the “Second Additional Deposit”), shall be deposited by Purchaser with Escrow Agent as an additional deposit to be held in escrow by Escrow Agent pursuant to the provisions of Paragraph 3(d) of the Agreement and as otherwise provided herein on or before Tuesday, May 24, 2005 (this amount together the Initial Deposit and the First Additional Deposit and any interest earned thereon hereinafter described as the “Deposit”).

     (c) Purchaser shall pay to the Escrow Account maintained by Escrow Agent pursuant hereto, on the Closing Date, immediately available funds in an amount equal to the Purchase Price less the Deposit.
3. Review Period.
     Purchaser and Seller agree that the Review Period is hereby terminated, and all reviews and approvals to be considered by Purchaser shall be deemed satisfied, subject to the following:
     (a) Purchaser has reviewed and approved the Commitment and the Existing Survey, but has not as of this date received a current ALTA survey certified to Purchaser (the “Current Survey”). Should the Current Survey show any matters not shown on the Existing Survey which Purchaser finds objectionable, Purchaser shall have the right to deliver written notice of such matter to Seller, and unless Seller agrees within five (5) days following receipt of such notice to cure such defect prior to the Closing Date, Purchaser may elect to terminate this Agreement, in which event the Deposit and all interest thereon shall be returned to Purchaser, and the parties shall be released from all further obligations under this Agreement.
(b) This purchase is conditioned upon consummation and funding of the unit offering being sponsored by Freeman Billings Ramsey on behalf of Buyer. If Purchaser is able to confirm on or prior to Monday, June 6, 2005, that such funding will occur in a timely manner so as to permit Closing to occur, Purchaser shall deliver written notice to Seller of its intention to proceed with the purchase of the Property in accordance with the Agreement whereupon, Purchaser shall be deemed to have waived its right to terminate this Agreement. In the event that Purchaser fails to deliver such written notice on or prior to such date, then this Agreement shall thereupon be deemed terminated whereupon the Deposit and all interest thereon shall be returned to Purchaser, and the parties shall be released from all further obligations under this Agreement.
4. Closing.
     The Closing Date under the Purchase Agreement is hereby modified to be June 27, 2005, or such earlier date as may be agreed upon by Seller and Purchaser. In addition to the other documents to be delivered by Seller, on or before the Closing Date Seller will deliver to Escrow Agent those documents and instructions necessary to authorize satisfaction of the existing deed of trust loan encumbering the Property, and to otherwise satisfy the requirements set forth in the Commitment.
5. Notices.
     The Purchase Agreement is hereby modified to provide that copies of notices to Purchaser should be directed to:

Kennerly Lamishaw & Rossi LLP
707 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90017
Attn: Howard A. Parelskin
Phone: (213) 426-2075
Fax: (213) 312-1266
6. Binding Effect; Counterparts.
     Except as provided herein, the Purchase Agreement is and remains unmodified and in full force and effect. This Amendment may be executed in any number of counterpart duplicate originals all of which will be deemed to constitute but one document.
[Signature Page to Follow]

     IN WITNESS WHEREOF, this Amendment has been duly executed by the Purchaser and the Seller hereto effective on the day and year set forth below opposite their respective signatures.

Date:	The Seller:

EXECUTIVE TOWER ASSOCIATES,
LIMITED PARTNERSHIP

	By:	BGK Realty, Inc., its general partner

	By:	/s/ Edward Gilbert

	Name:	Edward M. Gilbert
	Its:	President

The Purchaser:

ASSET CAPITAL CORPORATION, L.L.C.

	By:	/s/ William LeBlanc

	Name:	William B. LeBlanc, III

	Its:	Member

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